EXHIBIT 23.1

        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders Interplay Entertainment Corp.

We consent to the incorporation by reference in the registration statements (Form S-8 No. 333-50254 and Form  S-8 No. 333-60583  of Interplay Entertainment Corp.) of my report dated April 15, 2009 relating to the consolidated financial statements and schedule, which report appears in the December 31, 2008 annual report on Form 10-K .

Date:     April 15, 2010

/s/ Jeffrey S. Gilbert
Jeffrey S. Gilbert